SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) December 13, 2000

Credit Suisse First Boston Mortgage Securities Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-37616 (Commission File Number)	13-332-0910 (I.R.S. Employer Identification No.)

11 Madison Avenue, New York, New York	10010

(Address of Principal Executive Offices)	(Zip Code)

(212) 325-1811

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

Filing of Computational Materials

           Pursuant to Rule 424(b) under the Securities Act of 1933, Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") will file a prospectus and prospectus supplement with the Securities and Exchange Commission relating to Credit Suisse First Boston Mortgage Securities Corp. Home Equity Loan Pass-Through Certificates, Series 2000-HE1 (the "Certificates").

          In connection with the offering of the Certificates, Stroock & Stroock & Lavan LLP has given an opinion with respect to legality and consented to the filing of such opinion. Such opinion and consent are attached hereto as Exhibit 5.1.

          In connection with the offering of the Certificates, Credit Suisse First Boston Corporation, the underwriter of the Certificates (the "Underwriter"), has prepared certain materials (the "Computational Materials") for distribution to its potential investors. The Computational Materials are attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

          (c) Exhibits

Exhibit No. 5.1 23.1 99.1	Document Description Opinion of Stroock & Stroock & Lavan LLP with respect to legality Consent of Stroock & Stroock & Lavan LLP (contained in Exhibit 5.1) Computational Materials

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. (Registrant)

Dated: December 13, 2000	/s/ Greg Petroski Name: Greg Petroski Title: Authorized Officer

INDEX TO EXHIBITS

Exhibit No. 5.1 23.1 99.1	Document Description Opinion of Stroock & Stroock & Lavan LLP with respect to legality Consent of Stroock & Stroock & Lavan LLP (contained in Exhibit 5.1) Computational Materials